EXHIBITS 5.1 AND 23.1

                     OPINION AND CONSENT OF SACHS SAX KLEIN

                                  April 2, 2004

IBX Group, Inc.
350 Jim Moran Boulevard
Deerfield Beach, Florida  33442

         Re:      IBX GROUP, INC.
                  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares of common stock, par value $.005 per share (the "Common Stock") of IBX Group, Inc. (the "Company"), included in the Registration Statement on Form SB-2 (the "Form SB-2") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deemed relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the shares of Common Stock being registered in the Form SB-2 are either duly and validly issued, fully paid and non-assessable, or upon conversion of outstanding preferred stock or notes, or exercise of outstanding warrants, will, once issued as contemplated under the Form SB-2, be duly and validly issued, and shall be fully paid and non-assessable.

         In rendering this opinion, we advise you that we are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Form S-8. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Sachs Sax Klein